SXC Health Solutions
SXC Health solutions COMPLETES
ACQUISITION OF HEALTHTRANS

Lisle, Illinois, January 3, 2012 - SXC Health Solutions Corp. (“SXC” or the “Company”) (NASDAQ: SXCI, TSX: SXC), a leading provider of pharmacy benefit management (PBM) services and healthcare information technology (HCIT) solutions to the healthcare benefits management industry, announced today the completion, effective as of January 1, 2012, of its previously disclosed acquisition of HealthTran LLC (“HealthTrans”), a middle-market PBM service company, for a purchase price of $250 million in cash, subject to certain customary post-closing adjustments. The purchase price was funded from SXC's existing cash balance and $100 million in borrowings under its five-year, $350 million unsecured revolving credit facility.

“We are excited to close our acquisition of HealthTrans and bring its services and talent into the SXC fold,” said Mark Thierer, Chairman and CEO of SXC. “We believe that the combined strength of the two companies will help fuel SXC's continued growth.”

HealthTrans is based in Denver, Colorado, where its operations will remain.

About SXC Health Solutions Corp.
SXC Health Solutions Corp. is a leading provider of pharmacy benefits management (PBM) services and Health Care Information Technology (HCIT) solutions to the healthcare benefits management industry. The Company's product offerings and solutions combine a wide range of PBM services and software applications, application service provider (ASP) processing services and professional services, designed for many of the largest organizations in the pharmaceutical supply chain, such as health plans, employers, federal, provincial, and, state and local governments, pharmacy benefit managers, retail pharmacy chains and other healthcare intermediaries. SXC is headquartered in Lisle, Illinois with multiple locations in the US and Canada. For more information please visit www.sxc.com.

About HealthTrans
HealthTrans is a privately held healthcare management solutions company, formed in 2000 with a diverse customer base that includes managed care organizations (MCOs), pharmacy benefit managers (PBMs), workers' compensation plans, specialty programs, third-party administrators (TPAs), resellers and government-sponsored plans. HealthTrans' full-spectrum of healthcare management products and services include claims processing solutions, full PBM services, medical claims processing, clinical programs, benefits administration services, mail order options and discount healthcare programs. For more information, please visit www.healthtrans.com.

Forward-Looking Statements
Certain statements included herein, including those that express management's expectations or estimates of our future performance, constitute "forward-looking statements" within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including without limitation, our dependence on, and ability to retain, key customers; our ability to achieve increased market acceptance for our product offerings and penetrate new markets; consolidation in the healthcare industry; the existence of undetected errors or similar problems in our software products; our ability to identify and complete acquisitions, manage our growth, integrate acquisitions and achieve expected synergies from acquisitions (in the anticipated timeframe or at all); our ability to compete successfully; potential liability for the use of incorrect or incomplete data; the length of the sales cycle for our healthcare software solutions; interruption of our operations due to outside sources; maintaining our intellectual property rights and litigation involving intellectual property rights; our ability to obtain, use or successfully integrate third-party licensed technology; compliance with existing laws, regulations and industry initiatives and future change in laws or regulations in the healthcare industry; breach of our security by third parties; our dependence on the expertise of our key personnel; our access to sufficient capital to fund our future requirements; and potential write-offs of goodwill or other intangible assets. This list is not exhaustive of the factors that may affect any of our forward-looking statements. Other factors that should be considered are discussed from time to time in SXC's filings with the U.S. Securities and Exchange Commission, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our 2010 Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward- looking statements. All subsequent written and oral forward-looking statements attributable to SXC or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Tony Perkins
Investor Relations
SXC Health Solutions Corp.
(630) 577-4871
tony.perkins@sxc.com